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                                                                Exhibit 10.5.1
                                  RENT A WRECK

                                                                  March 27, 1996

Kenneth L. Blum, Sr.
K.A.B., Inc.
17133 Ericarose Court
Boca Raton, FL  33496

Dear Ken:

      K.A.B., Inc. (KAB) has done a magnificent job restoring Rent-A-Wreck of America, Inc. ("Rent-A-Wreck") to financial health and laying the groundwork for an exciting and profitable future. Accordingly, Rent-A-Wreck would like to propose, subject to your acceptance and approval by Rent-A-Wreck's Board of Directors, that the Management Agreement between Rent-A-Wreck and KAB be extended for five years through June 30, 2003. To induce you to accept this extension and commit to Rent-A-Wreck for an additional five years, we propose the following:

      1. The expiration date of June 30, 1998 currently provided in the Option Agreement with respect to the 2,250,000 options granted to KAB or its designees will be extended to June 30, 2003, subject to the terms and conditions of the Option Agreement.

      2. The Option Agreement will be modified to permit payment of the exercise price via the delivery of stock held for at least six months prior to the date of exercise or other cashless exercise procedures which do not result in adverse financial consequences for Rent-A-Wreck.

      3. The Management Agreement will be amended to provide annual cash payment of $250,000. The amendment will be effective April 1, 1996, meaning that one-fourth of the increase will be payable during the current year of the Management Agreement ending June 30, 1996.

      Kindly indicate your acceptance of these terms by signing in the space designated below.

                                             Sincerely,

                                             /s/ William L. Richter

                                             William L. Richter
                                             Vice Chairman
AGREED AND ACCEPTED:

K.A.B., Inc.
By /s/ K. Blum
   ---------------------------
      Kenneth L. Blum, Sr.
                           BUNDY AMERICAN CORPORATION
               11460 Cronridge Drive, Owings Mills, Maryland 21117
              (800) 421-7253 - (410) 581-5755 - Fax (410) 581-1566